LIONBRIDGE CORPORATE GOVERNANCE GUIDELINES

The Board of Directors of Lionbridge Technologies, Inc. believes Corporate Governance is the responsibility of each director and the Board as a whole. Accordingly, the Lionbridge Board is charged with monitoring and addressing Corporate Governance matters and does so at each regularly scheduled Board meeting. The Board has adopted these guidelines to promote the effective functioning of the Board and its committees.

Role of the Board

The business and affairs of Lionbridge are managed by or under the direction of its Board of Directors in accordance with Delaware law, its charter and by-laws. The directors’ fiduciary duty is to exercise their business judgment in the best interests of Lionbridge’s stockholders. The CEO, with his senior management team, is responsible and accountable for the company’s daily business operations.

Board Structure

Board Size. The size of the Board should not exceed a number that, as determined by the Board, can function efficiently as a body. The Lionbridge Board of Directors is currently set at seven directors, six of whom are independent directors. The Board should be composed of directors who have the experience and background necessary to serve effectively on the Board and its committees, which may include financial, business and other expertise as determined by the Board. The Board shall periodically assess the skill, experience and composition of the Board. The Board size will be set by the Board on the recommendation of the Nominating and Compensation Committee, within the limits prescribed by Lionbridge’s by-laws.

Independent Directors. A substantial majority of the Board will consist of directors whom the Board has determined to be independent within the meaning of the rules governing independence established by the NASDAQ and SEC.

Chairman and Chief Executive Officer. The Board shall select a Chairman from its members. The Chairman and Chief Executive Officer may or may not be the same person, depending on several factors determined by the Board. The Board believes it is appropriate for Lionbridge’s CEO also to serve as Chairman of the Board. However, the Board retains the authority to separate those functions if it deems such action appropriate in the future.

Lead Independent Director. At the discretion of the Board, the Board may select one of its independent directors to serve as a Lead Independent Director. The role and responsibilities of the Lead Independent Director shall be set by the Board and shall focus on the development and maintenance of government practices that support high levels of performance by the Board. Since April 2008, the Board has formally designated a Lead Independent Director to work with the Chairman in connection with Board leadership and governance matters.

Term Limits. The Board believes that experience as a Lionbridge director is a valuable asset. Therefore, the Board has no set limit on the number of terms a director may serve and has not set a retirement age or term limits for directors. The Board encourages fresh ideas and viewpoints and values the contribution of directors who have been able to develop, over a period of time, increasing insight into the company and its operations.

•	Mandatory Retirement. Directors are required to retire from the Board when they reach the age of 70; a director elected to the Board prior to his or her 70th birthday may complete his term of service but may not stand for re-election or nomination. On the recommendation of the Nominating and Compensation Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.

•	Change of Duties. The Board believes that any director who retires from his or her present employment or materially changes his or her position should tender his or her resignation to the Board. However, it is not the sense of the Board that in every instance the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. Rather, under such circumstances, the Board, through the Nominating and Compensation Committee, shall review whether the director continues to satisfy the Board’s membership criteria in light of his or her changed status, prior to making a decision to accept or reject the proffered resignation.

Director Selection; Qualifications; Education

Director Candidates. The Board, acting on the recommendation of the Nominating and Compensation Committee, will nominate a slate of director candidates for election at each annual meeting and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the Board, between annual meetings. Nominations of director candidates by stockholders may be submitted to the Nominating and Compensation Committee, in care of the Secretary of the Corporation, for the Committee’s consideration, within the time frame and with sufficient detail about a prospective nominee’s qualifications and experience as is set forth in the Corporation’s proxy statement.

Orientation and Continuing Education. New directors will receive an orientation from Lionbridge’s senior managers regarding Lionbridge’s business and affairs. Reviews of particular aspects of Lionbridge’s operations will be presented by senior managers from time to time as part of the agenda of regular Board meetings.

Board Meetings; Executive Session

Board Meetings. The Board currently holds regular meetings four times per year. In addition, the Board holds special meetings as warranted to discuss strategic initiatives and to review the Company’s securities filings prior to submission to the Securities and Exchange Commission. An executive session of the non-employee directors, led by the Lead Independent Director, will normally be held immediately before, during or after each meeting of the full Board. Senior managers present reports on their respective areas of responsibility directly to the Board at each regularly scheduled Board meeting. Periodically, the Board will evaluate its performance and effectiveness as a Board.

Agendas. In conjunction with the Lead Independent Director, the Chairman and CEO will prepare the agenda for each Board meeting. Each Board member may suggest to the Chairman or the Lead Director the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

Committees

Committees. The Board will appoint from among its members such committees as it determines are necessary or appropriate to conduct its business. Currently, the standing committees of the Board are the Audit Committee and the Nominating and Compensation Committee.

Committee Composition. Each of the Audit Committee and the Nominating and Compensation Committee will consist solely of independent directors. The Nominating and Compensation Committee will recommend committee chairs to the Board for approval.

In addition:

•	The membership of the Audit Committee must meet such additional requirements as have been or may be established by the listing standards of the NASDAQ Stock Market and the Securities and Exchange Commission, including requirements of financial sophistication and financial expertise;

•	The membership of the Nominating and Compensation Committee must meet such additional requirements as have been or may be established by the listing standards of the NASDAQ Stock Market and the Securities and Exchange Commission, and must qualify as independent “non-employee directors” for purposes of Rule 16b-3 of the Securities and Exchange Commission.

Committee Charters. The Nominating and Compensation Committee and the Audit Committee shall each have a written charter setting forth its responsibilities. Charters will be adopted by the Board.

Committee Assignments. Membership of each committee and chairmanship will be determined by the Board on the recommendation of the Nominating and Compensation Committee and the Lead Director. The Nominating and Compensation Committee and the Lead Director shall also recommend the rotation of committee chairpersons from time to time.

Committee Self-evaluation. Periodically, each of the Board committees will conduct an evaluation of its performance and effectiveness and will consider whether any changes to the committee’s charter are appropriate.

Director Compensation. The Nominating and Compensation Committee of the Board determines the amount and form of director compensation. It is the general policy of the Board that Board compensation should be a mix of cash and equity-based compensation. Inside Directors will not be paid for Board membership in addition to their regular employee compensation. Non-employee Directors may not receive consulting, advisory or other compensatory fees from the corporation in addition to their Board compensation.

CEO Performance Review

At least annually, the non-employee directors will, in conjunction with the Board Nominating and Compensation Committee, review the performance of the CEO in light of the corporation’s goals and objectives.

Succession Planning

At least annually, the Board will conduct a review of succession planning for the CEO and other senior executives.

Board Resources

Access to Employees. Non-employee directors will have full access to senior management of the corporation and other employees. The Board expects that there will be regular opportunities for directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings. Senior managers directly present reports to the Board on their areas of responsibility at each regularly scheduled Board meeting.

Authority to Retain Advisors. It is normally expected that information regarding the corporation’s business and affairs will be provided to the Board by Lionbridge management and staff and by the corporation’s independent auditor. However, the Board and each committee have the authority to retain such outside advisors, including accountants, legal counsel, or other experts, as it deems appropriate. The fees and expenses of any such advisors will be paid by the corporation.

Code of Conduct

Lionbridge has adopted a comprehensive “Code of Conduct” and Directors are expected act at all times in accordance with its requirements, including adherence to the Corporation’s policies with respect to conflicts of interest, confidentiality, protection of the Corporation’s assets, ethical conduct in business dealings and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Conduct with respect to any individual Director shall be reported to, and be subject to the approval of, the Board of Directors. Click here to download the Lionbridge Code of Conduct document.

Communication by Interested Parties with the Non-employee Directors

The Lead Independent Director will maintain procedures for interested parties to communicate directly with the non-employee directors. The Board believes that it is management’s role to speak for the company. The Board also believes that in general, any communications between Board members and interested parties should only be done so with the CEO’s knowledge of such communications. These procedures will be published in the proxy statement for each annual meeting of stockholders and posted on Lionbridge’s Internet site.

Reevaluation of Corporate Governance Guidelines

The Board will review and revise these Corporate Governance Guidelines as appropriate from time to time.